                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the appropriate box:

         [ ] Preliminary Proxy Statement             [ ]  Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

         [X] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  nFRONT, INC.
                                  ------------
                (Name of Registrant as specified in Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
       [X]  No fee required.
       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:


            ------------------------------------------------------------------

       (2)  Aggregate number of securities to which transaction applies:


            ------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


            ------------------------------------------------------------------

       (4)  Proposed maximum aggregate value of transaction:


            ------------------------------------------------------------------

       (5)  Total fee paid:


            ------------------------------------------------------------------


        [ ] Fee paid previously with preliminary materials.

            ------------------------------------------------------------------

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:


            ------------------------------------------------------------------

       (2)  Form, Schedule or Registration Statement No.:


            ------------------------------------------------------------------

       (3)  Filing Party:


            ------------------------------------------------------------------

       (4)  Date Filed:


            ------------------------------------------------------------------
                                                 (Bulletin No. 161, 02-03-95)
                                                                    550771.01

                                  [nFront Logo]


                                  nFRONT, INC.
                            520 GUTHRIDGE COURT, N.W.
                                    SUITE 100
                             NORCROSS, GEORGIA 30092


                                                               October 18, 1999

Dear Shareholder:

         On behalf of the Board of Directors and management of nFront, Inc., we cordially invite you to attend the Annual Meeting of Shareholders to be held on Wednesday, November 10, 1999, at 10:00 a.m. at the Northeast Atlanta Hilton, 5393 Peachtree Industrial Boulevard, Norcross, Georgia 30092.

         At the Annual Meeting, the shareholders will be asked to:

         1.       elect three directors for three-year terms;

         2. ratify the appointment of Ernst & Young LLP as nFront's independent public accountants for the year ending June 30, 2000; and

         3. transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         These matters are described in the accompanying Notice of Annual Meeting and Proxy Statement.

         We have included a copy of nFront's Annual Report to Shareholders with the Proxy Statement. We encourage you to read the Annual Report. It includes our audited financial statements for the year ended June 30, 1999 as well as information about our operations, markets, products and services.

         It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at the meeting. If you plan to attend the meeting, please check the proxy card in the space provided. This will assist us with meeting preparations.

         Your vote is very important and we appreciate your cooperation in considering and acting on the matters presented.

                                   Sincerely,


                                   /S/ BRADY L. "TRIPP" RACKLEY III

                                   Brady L. "Tripp" Rackley III
                                   Chairman of the Board of Directors and
                                   Chief Executive Officer
                                  nFRONT, INC.
                      520 Guthridge Court, N.W., Suite 100
                             Norcross, Georgia 30092
                                 (770) 209-4460



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 10, 1999


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of nFront, Inc. (the "Company") will be held on Wednesday, November 10, 1999, at 10:00 a.m. at the Northeast Atlanta Hilton, 5393 Peachtree Industrial Boulevard, Norcross, Georgia 30092 (the "Annual Meeting"), to consider and act upon:

         1. the election of three (3) directors to the Company's Board of Directors;

         2. a proposal to ratify the selection of independent public accountants for the Company's current fiscal year; and

         3. such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 6, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.


                                      By Order of the Board of Directors,


                                      /S/ BRADY L. "TRIPP" RACKLEY III

                                      Brady L. "Tripp" Rackley III
                                      Chairman of the Board of Directors and
                                      Chief Executive Officer


October 18, 1999
Atlanta, Georgia


                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                  nFRONT, INC.
                      520 Guthridge Court, N.W., Suite 100
                             Norcross, Georgia 30092
                                 (770) 209-4460
                            ------------------------

                                 PROXY STATEMENT
                            FOR THE ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                NOVEMBER 10, 1999

                            ------------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

SHAREHOLDERS MEETING

         This Proxy Statement and the enclosed proxy ("Proxy") are furnished on behalf of the Board of Directors of nFront, Inc., a Georgia corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on November 10, 1999 at 10:00 o'clock a.m., Atlanta, Georgia time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Northeast Atlanta Hilton, 5393 Peachtree Industrial Boulevard, Norcross, Georgia 30092. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about October 19, 1999, to all shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

         Only holders of record of Common Stock at the close of business on October 6, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 6, 1999, the Company had outstanding and entitled to vote 14,196,136 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

COUNTING OF VOTES

         The purpose of the Annual Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed form of Proxy provides a means for a shareholder to vote for all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed form of Proxy also provides a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company's Bylaws provide that Directors are elected by a plurality of the votes cast. Plurality means that more votes must be cast in favor of the election of a Director than those cast against election of such

Director. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

         The accompanying form of Proxy also provides a means for a shareholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder's directions. The affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote on proposal two set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposal. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to proposal two will have the same effect as a vote against these proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the proposal, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares present or represented from which a majority is calculated.

PROXIES

         When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of proposal two.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the amount and percent of shares of Common Stock which, as of October 11, 1999, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Executive Officer of the Company, by all Directors, Nominees and Executive Officers of the Company as a group, and by any person or "group" (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Common Stock of the Company.

                                                                             NUMBER OF         PERCENT
                                                                               SHARES             OF
                                                                            BENEFICIALLY        CLASS
NAME OF BENEFICIAL OWNER (1)                                                   OWNED          OWNED (2)
----------------------------                                                   -----          ---------

Brady L. "Tripp" Rackley III .......................................          3,000,000          21.1%
Brady L. Rackley(3) ................................................          2,823,051          19.9%
Noro-Moseley Partners IV, L.P.(4) ..................................          2,284,018          16.0%
W. Derek Porter ....................................................            536,716           3.8%
William H. Scott III ...............................................            203,424           1.4%
James A. Verbrugge .................................................            119,250             *
Thomas E. Greene III ...............................................            107,344             *
Steven S. Neel .....................................................            178,905           1.3%
Robert L. Campbell (5) .............................................            166,088           1.2%
Charles D. Moseley, Jr.(6) .........................................          2,284,018          16.0%
All directors and executive officers as a group (10 persons) .......          8,922,723          62.3%

----------

*Less than 1% of the outstanding common stock.

(1) Except as set forth herein, the business address of the named beneficial owner is c/o nFront, Inc., 520 Guthridge Court, N.W., Suite 100, Norcross, Georgia 30092.
(2) For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding consists of 14,596,136, plus, as to the holder thereof only, shares issuable upon the exercise of options that may be exercised within 60 days following October 11, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to these shares.
(3) Includes 66,250 shares beneficially owned by Mr. Rackley's wife, Katharine S. Rackley, 728,750 shares beneficially owned by The Katharine Rackley Grantor Retained Annuity Trust and 728,750 shares beneficially owned by The Brady Rackley Grantor Retained Annuity Trust. Mr. Rackley disclaims beneficial ownership of shares held by Ms. Rackley.
(4) Includes 50,000 shares subject to a presently exercisable warrant. The address of Noro-Moseley Partners IV, L.P. is 9 North Parkway Square, 4200 Northside Parkway, Atlanta, Georgia 30327.
(5) Includes 84,720 shares subject to presently exercisable stock options.
(6) Consists of the 2,284,018 shares beneficially owned by Noro-Moseley Partners IV, L.P. Mr. Moseley is a member of MKFJ-IV, LLC, which is the general partner of Noro-Moseley Partners IV, L.P. Mr. Moseley disclaims beneficial ownership of the shares owned by Noro-Moseley Partners IV, L.P. Mr. Moseley's address is 9 North Parkway Square, 4200 Northside Parkway, Atlanta, Georgia 30327.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

INTRODUCTION

         At the Annual Meeting, three directors are to be elected for the terms described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of three Class I directors (Messrs. Brady L. "Tripp" Rackley III, Campbell and Greene), two Class II directors (Messrs. Verbrugge and Brady L. Rackley) and two Class III directors (Messrs. Moseley and Scott). At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the initial Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 1999, 2000 and 2001 annual meeting of stockholders, respectively.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         The Board of Directors recommends a vote FOR each named nominee.

NOMINEES, INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS

         The following sets forth certain information regarding the three nominees for director, the four incumbent directors whose terms will continue following the Annual Meeting and the executive officers.

    Nominees to Serve as Class I Directors

         BRADY L. "TRIPP" RACKLEY III, age 29, founder of nFront, has served as Chairman of the Board and Chief Executive Officer of nFront since its inception in 1996. Prior to forming nFront, Mr. Rackley served as Chief Operating Officer of LeapFrog Technologies, Inc., a software development company, from October 1995 until February 1996, and as Vice President -- Development of Systeme Corp., a software development company, from December 1992 until September 1995. Mr. Rackley received an Industrial Engineering degree from the Georgia Institute of Technology and has post-graduate studies in business and human computer interface from the University of Central Florida. Mr. Rackley is also a member of the board of the Alexander-Tharpe Foundation, Inc. Mr. Rackley is the son of Brady L. Rackley.

         ROBERT L. CAMPBELL, age 48, has served as President and Chief Operating Officer of nFront since July 1998 and as a Director since September 1998. Prior to joining nFront, Mr. Campbell worked as an independent consultant for Campbell and Associates from January to July 1998. Mr. Campbell served as President of Insight Management, a professional services business, from January 1997 until November 1997. Mr. Campbell served as President and Chief Executive Officer of Servantis Systems, Inc., a banking and electronic commerce software and services firm from July 1993 until the company's acquisition by CheckFree Corp. in March 1996. Mr. Campbell received a Bachelor of Science Degree and a Masters of Business Administration from the University of Tennessee.

         THOMAS E. GREENE III, age 52, has served as a Director of nFront since May 1998. Mr. Greene has served as Chairman of Liberty Street Capital Corporation, an investment banking company, since May 1995. Prior to joining Liberty Street Capital Corporation, Mr. Greene served as Vice President of Municipal Finance of Goldman Sachs & Co. from May 1993 until May 1995.

    Incumbent Class II Directors (Terms Expire in 2000)

         BRADY L. RACKLEY, age 55, has served as a Director of nFront since its inception in 1996 and served as Secretary from inception to April 1999. From 1990 until 1995, Mr. Rackley was the President and Chief Executive Officer of Systeme Corp., a software development company. Mr. Rackley also has served as the Chairman of the Board, President and Chief Executive Officer of LeapFrog Technologies, Inc., a software development Company, since October 1995. Mr. Rackley is the father of Brady L. "Tripp" Rackley III.

         JAMES A. VERBRUGGE, age 59, has served as a Director and a member of the Audit Committee of nFront since May 1998. Dr. Verbrugge has served as Professor of Finance at the University of Georgia since 1968 and currently serves as Chairman of the University's Department of Banking and Finance. Dr. Verbrugge is also a member of the Board of Directors of Proactive Technologies Inc., an airport hospitality services and real estate holding company and flightserve.com, an Internet distributor of private aviation services. Dr. Verbrugge received a Ph.D. in Economics from the University of Kentucky.

    Incumbent Class III Directors (Terms Expire in 2001)

         WILLIAM H. SCOTT II, age 52, has served as a Director and a member of the Compensation Committee of nFront since November 1998. Mr. Scott has served as the President of ITC Holding Co., a telecommunications service provider, since December 1991, and has been a director of ITC Holding Co. since May 1989. Mr. Scott is also an officer and director of several ITC Holding Co. subsidiaries. In addition, Mr. Scott serves as the Chairman of the Board of Directors of Headhunter.net, an Internet-based employee recruiting service and as a member of the Board of Directors of Mindspring Enterprises, Inc., an Internet service provider; Innotrac Corporation, a customized, technology-based marketing support services company; ITC Deltacom, Inc., a full-service telecommunications provider; and Knology Holdings, Inc., a broadband telecommunications service provider, formerly known as CyberNet Holdings, Inc. Mr. Scott received a Bachelor of Arts degree from Presbyterian College and a Masters degree in Business Administration from the University of Georgia.

         CHARLES D. MOSELEY, JR., age 56, has served as a Director of nFront since May 1998 and as a member of the Audit and Compensation Committees of the Board of Directors of nFront since November 1998. Mr. Moseley is a member of MKFJ-IV, LLC, which is the general partner of Noro-Moseley Partners IV, L.P., a venture capital firm. Mr. Moseley founded Noro-Moseley Partners in 1983, and he is a director of several private companies. Mr. Moseley received a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology and a Masters of Business Administration from Harvard University.

    Executive Officers

         In addition to the directors and individuals nominated for director above who are also executive officers of the Company, the following individuals presently serve as executive officers of the Company:

         JEFFREY W. HODGES has served as Chief Financial Officer of nFront since November 1998 and was elected Secretary in April 1999. Prior to joining nFront, Mr. Hodges served as Vice President -- Controller of Powertel, Inc., a public wireless telecommunications provider, from June 1995 until November 1998. From December 1988 until June 1995, Mr. Hodges served as an auditor at Arthur Andersen, LLP, an independent accounting firm, serving most recently as Audit Manager from 1992 to 1995. Mr. Hodges is a graduate of Auburn University with a degree in accounting and is a Certified Public Accountant.

         VINCENT R. BRENNAN has served as Senior Vice President -- Sales of nFront since March 1998 and is responsible for growing and managing nFront's sales, marketing and business development units. From September 1998 until March 1999, Mr. Brennan served as Senior Vice President -- Sales and Marketing of nFront. Prior to joining nFront, Mr. Brennan was employed by John H. Harland Co. from June 1986 until September 1998, serving as Senior Vice President -- Sales, managing the financial markets division from December 1995 until September 1998 and as Vice President from April 1993 until December 1995. Mr. Brennan received a Bachelor's degree in Business Administration from the University of Connecticut.

         STEVEN S. NEEL has served as Senior Vice President -- Operations of nFront since July 1996 and is responsible for enhancing customer satisfaction by implementing and supporting the nFront products and services. Prior to joining nFront, Mr. Neel served as Vice President -- Implementations of LeapFrog Technologies, Inc., a software development company, from October 1995 until July 1996. Prior to joining LeapFrog Technologies, Inc., Mr. Neel was a partner in an Atlanta-based consulting firm from April 1993 until October 1995 where he obtained experience in the financial services industry. Mr. Neel received a Bachelor's degree in Management from the Georgia Institute of Technology.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During the fiscal year ended June 30, 1999, the Board of Directors met five times and took action by unanimous written consent three times. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served. The Board of Directors has established a Compensation Committee and an Audit Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company. The Company has no standing nominating or other committee performing similar functions. The Board of Directors as a whole acts as a nominating committee to select nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by shareholders if submitted to the Board in accordance with the procedures specified in the Company's Bylaws. The Bylaws provide that a shareholder seeking to nominate a candidate for election as a director at a meeting of the shareholders must provide notice of such nomination not less than 60 days prior to the meeting, and such notice must provide the Company certain information regarding the nominee.

         Compensation Committee. The Compensation Committee is comprised of Messrs. Moseley and Scott. The Compensation Committee reviews and evaluates the compensation and benefits of all our officers, reviews general policy matters relating to compensation and benefits of employees of nFront and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers our stock option plans. During fiscal 1999, the Compensation Committee met two times and took action by unanimous written consent one time.

         Audit Committee. The Audit Committee is comprised of Messrs. Moseley and Verbrugge. The Audit Committee reviews the scope and timing of our audit services and any other services our independent auditors are asked to perform, the auditor's report on our financial statements following completion of their audit and their policies and procedures with respect to internal accounting and financial control. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the following year. The Audit Committee was formed in November 1998 and did not meet in fiscal 1999.

DIRECTORS' COMPENSATION

         The Company reimburses all directors for their travel and other expenses incurred in connection with attending Board or committee meetings. In addition, the non-employee members of the Board are entitled to receive options pursuant to the nFront Director Stock Option Plan which became effective in April 1999 (the "Director Plan"). Under the terms of the Director Plan, (a) each non-employee director (other than the current non-employee directors) will be automatically granted an option to purchase 2,500 shares on the date the non-employee director first becomes a director, unless such director was a director at the time of becoming a non-employee director; (b) each non-employee director will be automatically granted an option to purchase 1,000 shares on the date of the non-employee director's re-election if, on such date, the non-employee director had already been a director for at least six months; (c) as to a non-employee director serving a multi-year term, the non-employee director shall receive an additional automatic grant of an option to purchase 1,000 shares on the date of each Shareholders Annual Meeting during such term (other than the Annual Meeting at which the non-employee director is elected and the Annual Meeting at which his or her term ends). The exercise price for each option shall be the fair market value of the Common Stock on the date that the option is granted. The aggregate number of shares of nFront common stock reserved for issuance under the Director Plan is 200,000 shares. At the first annual meeting of shareholders, nFront intends to grant options pursuant to the Director Plan to purchase shares of nFront Common Stock to each of our non-employee directors who are either re-elected at such meeting or whose terms continue beyond the meeting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

         The following table sets forth, for the year ended June 30, 1999, the total compensation paid to or accrued by our Chief Executive Officer and the five other executive officers with the next highest total annual salary and bonus which exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                                                       LONG TERM
                                                                 ANNUAL COMPENSATION                 COMPENSATION
                                                        ----------------------------------------------------------
                                                                                                        NUMBER OF
                                                                                         OTHER          SECURITIES       ALL
                                             FISCAL                                      ANNUAL        UNDERLYING       OTHER
NAME AND PRINCIPAL POSITION                   YEAR       SALARY            BONUS      COMPENSATION(1)    OPTIONS     COMPENSATION
---------------------------                  ------     ---------         --------    ---------------  -----------   ------------

Brady L. "Tripp" Rackley III ...........      1999      $ 175,000         $140,000      $ 14,880(2)           --      $ 6,400(4)
   Chairman of the Board and Chief            1998        108,271               --      $ 13,717(3)           --           --
   Executive Officer

Robert L. Campbell .....................      1999        131,550(5)        94,500            --         564,800           --
   President and Chief Operating              1998             --               --            --              --           --
   Officer

Jeffrey W. Hodges ......................      1999         58,846(5)        60,000            --         112,890           --
   Chief Financial Officer and                1998             --               --            --              --           --
   Secretary

Vincent R. Brennan .....................      1999         79,423(5)        52,795            --         112,890           --
   Senior Vice President-Sales                1998             --               --            --              --           --

-------------------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation received in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.
(2) Includes $10,000 in country club dues and $4,800 in personal automobile expenses.
(3)      Includes $12,177 in personal automobile expenses.
(4)      Represents relocation related expenses.
(5) Amounts reflect employment dates for Mr. Campbell, Mr. Hodges and Mr. Brennan of July 14, 1998, November 30, 1998 and September 16, 1998, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth all individual grants of stock options during the year ended June 30, 1999, to each of the Named Executive Officers:

                                                           INDIVIDUAL GRANTS
                                     ---------------------------------------------------------------
                                      NUMBER OF          PERCENT OF                                      POTENTIAL REALIZABLE
                                      SECURITIES        TOTAL OPTIONS                                       VALUE AT ASSUMED
                                      UNDERLYING         GRANTED TO      EXERCISE OR                      ANNUAL RATES OF STOCK
                                       OPTIONS          EMPLOYEES IN     BASE PRICE      EXPIRATION        PRICE APPRECIATION
           NAME                        GRANTED          FISCAL YEAR       PER SHARE         DATE            FOR OPTION TERM(1)
           ----                       ----------        -------------    -----------      ----------     ------------------------
                                                                                                             5%            10%
                                                                                                         ----------    ----------
Brady L. "Tripp" Rackley III ...              --            --                   --               --             --            --
Robert L. Campbell .............         564,800            55%           $   1.2302         9/16/08     $  434,896    $1,107,008
Jeffrey W. Hodges ..............         112,890            11%               1.2302        11/30/08         86,925       221,264
Vincent R. Brennan .............         112,890            11%               1.2302         9/16/08         86,925       221,264
Steven S. Neel .................              --            --                    --              --             --            --

----------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our common stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our common stock to date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options and the value of the outstanding options held by the Named Executive Officers at June 30, 1999:

                                                                            NUMBER OF                          VALUE OF
                                       SHARES                         SECURITIES UNDERLYING                  UNEXERCISED
                                      ACQUIRED      VALUE              UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
           NAME                     ON EXERCISE   REALIZED(1)           AT FISCAL YEAR-END              AT FISCAL YEAR-END(2)
           ----                     -----------   -----------     -----------------------------    -----------------------------
                                                                  EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                                                                  -----------     -------------    -----------     -------------
Brady L. "Tripp" Rackley III ...          --          --                --                --       $        --       $        --
Robert L. Campbell .............          --          --            84,720           480,080         1,182,522         6,700,956
Jeffrey W. Hodges ..............          --          --                --           112,890                --         1,575,718
Vincent R. Brennan .............          --          --                --           112,890                --         1,575,718
Steven S. Neel .................          --          --                --                --                --                --

----------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of our common stock at the time of such sale.
(2) Based on the fair market value of our common stock as of June 30, 1999 of $15.188 per share as reported on The Nasdaq National Market, less the exercise price payable upon exercise of such options.

EMPLOYMENT AGREEMENTS

         Brady L. "Tripp" Rackley III and Robert L. Campbell have entered into employment agreements and non-disclosure, non-solicitation and non-competition agreements with the Company. Under the employment agreements, Mr. Rackley is entitled to receive an annual base salary of $175,000 and Mr. Campbell is entitled to an annual base salary of $135,000. Both are entitled to bonuses as determined by the Board of Directors. In addition, both are eligible to participate in nFront's Stock Incentive Plan. Under the terms of the non-disclosure, non-solicitation and non-competition agreements, Messrs. Rackley and Campbell have assigned to the Company all of their copyrights, trade secrets and patent rights that relate to the business of nFront. Additionally, they have agreed not to compete with the Company during the term of their employment and for one year afterward. They have also agreed not to solicit customers and employees of the Company for a period of one year following termination of their employment with the Company. If the Company terminates their employment when they had not violated any specific provision of the agreement or they terminate their employment for reasons that are deemed to be proper under the agreements, they will be entitled to receive severance payments equal to the amount of their then-current base salary and benefits for a twelve month period following termination. Additionally, in connection with the negotiation of the components of Mr. Campbell's initial compensation, the Company agreed to pay him a bonus of $88,624, payable in four equal, annual installments of $22,156 each, commencing on July 1, 1999.

BENEFIT PLANS

         nFront, Inc. Stock Incentive Plan. Our Stock Incentive Plan became effective on September 9, 1998. The aggregate number of shares of nFront common stock reserved for issuance under the Stock Incentive Plan is 2,188,900 shares. The number of shares of common stock available for issuance under the Stock Incentive Plan shall automatically increase on the last trading day of the last month of each of nFront's fiscal years, beginning with the fiscal year ending June 30, 2000 and continuing through the fiscal year ending June 30, 2004, by a number of shares equal to one and one-quarter percent (1.25%) of the total number of shares of common stock outstanding on the last trading day of the month preceding the final month of each such fiscal year, but in no event shall any such annual increase exceed 1,000,000 shares (as adjusted under the terms of the plan). The purpose of the Stock Incentive Plan is to provide incentives for key employees, officers, consultants and directors to promote the success of nFront, thereby benefiting shareholders and aligning the economic interests of the participants with those of the shareholders. Awards granted under the Stock Incentive Plan may be either restricted stock or options intended to qualify as "incentive stock options" or nonqualified stock options.

         As of June 30, 1999, options to purchase 1,020,013 shares of common stock were outstanding under the Stock Incentive Plan at a weighted average exercise price of $1.71 per share. No shares of common stock have been issued upon exercise of options granted under the Stock Incentive Plan.

         Incentive Compensation Plan. We adopted a cash incentive compensation plan for our 1999 fiscal year. The plan is administered by the Compensation Committee of the Board of Directors, which determines eligible participants, performance goals, measurement criteria, performance ratings and amount and timing of payments. Awards under the plan are determined annually on the basis of our performance over the year in relation to pre-determined financial and operating goals. All awards are paid in full, in cash, following the year of performance. Awards are granted under the plan at the sole discretion of the Compensation Committee.

         nFront, Inc. Employee Stock Purchase Plan. In June 1999, our shareholders approved the nFront, Inc. Employee Stock Purchase Plan which is intended to qualify under Section 423 of the Internal Revenue Code. The stock purchase plan became effective upon completion of the initial public offering. The stock purchase plan allows employees to purchase common stock through payroll deductions for 85% of the fair market value of the common stock. Participation in the stock purchase plan is voluntary. Employees may become participants in the stock purchase plan by authorizing payroll deductions of one to ten percent of their base pay for each payroll period. At the end of each six-month purchase period, each participant in the stock purchase plan will receive an amount of our common stock equal to the sum of that participant's payroll deductions during the period multiplied by 85% of the lower of the fair market value of our common stock at the beginning of the period, or the fair market value of our common stock at the end of the period. No employee may participate in the stock purchase plan if such employee owns or would own 5% or more of the voting power of all classes of our stock. There are currently 100,000 shares of common stock reserved for issuance under the stock purchase plan. The number of shares of common stock available for issuance under the stock purchase plan shall automatically increase on the last trading day of the last month of each of nFront's fiscal years, beginning with the fiscal year ending June 30, 2000 and continuing through the fiscal year ending June 30, 2004, by a number of shares equal to one-quarter percent (0.25%) of the total number of shares of common stock outstanding on the last trading day of the month preceding the final month of each such fiscal year, but in no event shall any such annual increase exceed 1,000,000 shares (as adjusted under the terms of the plan). We are permitted under the stock purchase plan to purchase shares of common stock on the open market for the purpose of reselling the shares to participants in the stock purchase plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Our Second Amended and Restated Articles of Incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Georgia law and that we may indemnify our officers, employees and agents to the fullest extent permitted under Georgia law.

         Our Bylaws provide that we must indemnify our directors against all liabilities to the fullest extent permitted under Georgia law and that we must advance all reasonable expenses incurred in a proceeding where the director was either a party or a witness because he or she was a director.

         We have entered into agreements that require us to indemnify our directors and our officers to the full extent permitted under Georgia law. In addition, we have agreed to defend, hold harmless and indemnify our directors and our officers against any obligation to pay a judgment, penalty, fine, expenses and settlement amounts in connection with any action, suit or proceeding brought by reason of the fact that he or she is a director or officer, as the case may be, of nFront or is serving, at the request of nFront, as a director, officer, employee, agent or consultant of another entity. No indemnification will be provided for any misappropriation of any nFront business opportunity, any act or omission involving intentional misconduct or a knowing violation of law, any transaction from which an improper personal benefit was received and other types of liability under Georgia law. Further, nFront will pay expenses incurred by directors and officers in defending any covered action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. We believe that these agreements, as well as the provisions contained in our articles and bylaws described above, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors of nFront pursuant to the provisions of our charter documents, Georgia law or the agreements described above, nFront has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 1999: Charles D. Moseley, Jr. and William H. Scott, III. Neither of the current members of the Compensation Committee has any direct or indirect material interest in the Company outside of his position as a director. From September 1998 until April 1999, Brady L. "Tripp" Rackley III, the Company's Chairman and Chief Executive Officer also served as a member of the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% beneficial owners were complied with by such persons, except late filings by two executive officers, Vincent R. Brennan and Steven S. Neel, of Form 3's to report their beneficial ownership at the time of the Company's initial public offering and by Steven S. Neel of a Form 4 to report his sale of 19,845 shares of Common Stock in that offering.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of Charles D. Moseley, Jr. and William H. Scott, III. The Committee also administers the Company's Stock Incentive Plan and Employee Stock Purchase Plan.

         The Company's executive compensation policy, as implemented by the Committee, is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have skills, experience and talents required to promote the short-term and long-term financial performance and growth of the Company. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to the performance of the Company. In so doing, the policy strives to align the financial rewards to the Company's executive officers with the financial interests of the Company's shareholders.

         The Compensation Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Committee relative to the Company's executive officers and key employees are described below as to each of the foregoing components.

         For the Company's year ended June 30, 1999, the Committee approved the final compensation plan for the executive officers in January 1999, effective retroactively for the full fiscal year. The Committee approved the Company's current compensation plan in May 1999.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

         Base Salary. Base Salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to Company. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities. The base salaries of the executive officers for fiscal 1999 were not linked to specific Company performance criteria.

         Incentive Cash Bonuses. The Company's executive officers, as well as other management employees, are eligible to receive cash bonus awards. The Committee determines eligible participants, performance goals, measurement criteria, performance ratings and amount and timing of payments. Under the current compensation plan, bonus awards are determined annually on the basis of the Company's performance over the year in relation to pre-determined targets in four criteria: revenue, net income, total assets of banks with signed contracts and number of end users. Bonuses are calculated as a percentage of base salary, with the percentage varying depending on the Company's performance, on the average, against all four criteria. The judgment of the Committee, and of the Chief Executive Officer in the case of other executive officers, as to the impact of the individual on the financial performance of the Company are also considered. All awards are paid in full, in cash, following the year of performance. Bonus awards are granted to executive officers under the plan at the sole discretion of the Compensation Committee. During the 1999 fiscal year the methodology for measuring the Company's performance was the same, with the exception that the criteria measured did not include the number of end users. The Company exceeded the three criteria, on an averaged basis, by more than 20%.

         Equity Incentives. The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in shareholder value. The Company's Stock Incentive Plan provides the means through which executive officers can build an investment in Common Stock which will align such officers' economic interests with the interests of the Company's shareholders. Under the Stock Incentive Plan, the Company may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. To date, the Company has issued only options under the plan.

         For the Company's fiscal year ended June 30, 1999, the Company granted options to purchase 564,800, 112,890 and 112,890 shares to Mr. Campbell, Mr. Hodges and Mr. Brennan, respectively. These options were granted under the commitments made to the individuals in their offers of employment and were granted upon the commencement of their employment with the Company. Mr. Rackley did not receive options during the 1999 fiscal year. For the Company's current fiscal year, the Committee intends to grant options to all employees based upon the Company's achievement of the plan objectives for each of the four criteria described above and the Committee's assessment of the individual's contribution to the Company's performance.

         Executive officers are also entitled to participate in the Company's Employee Stock Purchase Plan on the same basis as other employees of the Company. The plan commenced following completion of the Company's initial public offering and is described under the heading "Executive Compensation - Stock Option Plans - nFront, Inc. Employee Stock Purchase Plan."

         Other Benefits. Executive officers also participate, on a voluntary basis, in the Company's regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to the Company's 401(k) Plan, including Company matching contributions. The rate of match is 25% of a participant's contribution, not to exceed 3% of the employee's salary.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. Brady L. "Tripp" Rackley III has served as the Company's Chief Executive Officer since inception. For the fiscal year ended June 30, 1999, Mr. Rackley's compensation plan included a base salary of $175,000 and a bonus based on the Company's achievement of the specified targets for the three measurement criteria for 1999 described above. Since the Company exceeded such targets, and it was believed that Mr. Rackley, and the rest of the executive officers, made strong contributions to the growth of the Company and the completion of the Company's initial public offering, Mr. Rackley received a bonus of $140,000 for the 1999 fiscal year. The Committee believes that Mr. Rackley's total fiscal year 1999 compensation was below the average total cash compensation paid to chief executive officers by comparable companies. Mr. Rackley's base salary for the current fiscal year is $175,000. Mr. Rackley did not receive any options or other equity-based incentives during the 1999 fiscal year. Mr. Rackley will be entitled to receive options during the current fiscal year, depending upon the Committee's assessment of his performance and the Company's achievement of the specified objectives for the performance criteria described above.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Company for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. The Company's policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Committee believes that awards under the Company's management incentive plan and its award of options made under stock option plans for employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding the Company's policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer's income to exceed the deductible limits.

                             Compensation Committee:

                             Charles D. Moseley, Jr.
                              William H. Scott, III

                             STOCK PERFORMANCE GRAPH

         The following line-graph provides a comparison of the cumulative total shareholder return on the Company's Common Stock for the period from June 30, 1999, the date following the Company's initial public offering on June 29, 1999 through August 31, 1999, against the cumulative shareholder return during such period achieved by the Nasdaq Stock Market (U.S. Companies) and the Index for Nasdaq Computer and Data Processing Stocks. All amounts have been calculated as if all dividends were reinvested.


                                   [GRAPHIC]



------------------------------------------------------------------------------------------------
                                                                 06/30/99   07/30/99    08/31/99
------------------------------------------------------------------------------------------------
CRSP Nasdaq Stock Market (U.S. Companies)                         100.00      98.63      102.81
------------------------------------------------------------------------------------------------
CRSP Index for Nasdaq Computer & Data Processing Stocks           100.00      94.60       99.23
------------------------------------------------------------------------------------------------
nFront, Inc.                                                      100.00     118.51       87.24
------------------------------------------------------------------------------------------------

NOTES:

         (a) The lines represent annual index levels derived from compounded daily returns that include all dividends.
         (b) The indexes are reweighed daily, using the market capitalization on the previous trading day.
         (c) If the fiscal year end is not a trading day, the preceding trading day is used.
         (d) The index level for all series was set to 100 on June 30, 1999.
         (e) The Company's Common Stock began trading on the Nasdaq Stock Market on June 29, 1999.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

         In January 1997, LeapFrog Technologies, Inc., a Georgia corporation of which Brady L. Rackley is Chairman of the Board, exchanged office furniture having a fair market value of $83,986 for programming services furnished by nFront having the same value. In October 1997, we loaned Mr. Rackley $20,000, and he repaid $20,875 in February 1998, constituting payment in full. The loan was unsecured and had an interest rate of 10.5% per year. In addition, nFront has retained Mr. Rackley to provide marketing and sales consulting services to nFront for $70,000 per year. Mr. Rackley is a Director and principal shareholder of nFront.

         During the period from October 1997 through January 1998, we borrowed a total of $90,000 from Brady L. "Tripp" Rackley III, our Chief Executive Officer. The loans were unsecured, had an interest rate of 10.5% per year and were repaid in February 1998.

         In May 1998, we issued to Noro-Moseley Partners IV, L.P. 255,885 shares of redeemable convertible preferred stock at a per share price of $9.77. These shares were automatically converted into 2,034,285 shares of common stock upon the completion of our initial public offering. One of our directors, Mr. Charles D. Moseley, Jr., is a member of MKFJ-IV, LLC, the general partner of Noro-Moseley.

         In May 1998, we paid a $125,000 fee to Liberty Street Capital, an investment banking company controlled by Mr. Thomas E. Greene III, one of our directors. The fee was payment for services provided by Liberty Street Capital to us in connection with the investment in nFront by Noro-Moseley.

         In April 1999, we entered into a debenture purchase agreement with Noro-Moseley Partners IV, L.P. Under this agreement, Noro-Moseley agreed to purchase up to $5.0 million of senior subordinated debentures upon request by us. No debentures were issued under this agreement and the obligation of Noro-Moseley to purchase debentures under the agreement expired upon the completion of our initial public offering. In exchange for its commitment under the agreement, we agreed to issue to Noro-Moseley a three-year warrant to purchase a number of shares of common stock equal to $500,000 divided by the initial public offering price of our common stock and exercisable at that price. Based on the price per share in the initial public offering, the warrant, as issued, entitles Noro-Moseley to purchase 50,000 shares of common stock at $10.00 per share. The warrant was issued upon commencement of the public offering.

         Our Chief Executive Officer, Mr. Rackley, and our President, Mr. Campbell, have employment agreements described in "Employment Agreements."

         Our Board of Directors has adopted a resolution whereby all future transactions with related parties, including any loans from us to our officers, directors, principal shareholders or affiliates, must be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or a majority of the disinterested shareholders and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         In January 1999, the Board of Directors appointed the accounting firm of Ernst & Young LLP to serve as its independent auditor. The appointment of this firm was recommended to the Board by its Audit Committee. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         The Board of Directors recommends that the shareholders vote FOR ratification of selection of independent auditors.


                              SHAREHOLDER PROPOSALS

         Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2000 Annual Meeting of Shareholders must be received by the Company no later than June 20, 1999, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2000 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

         In order for a shareholder to bring any business or nominations before the 1999 Annual Meeting of Shareholders, certain conditions set forth in Sections 2.13 and 3.8 of the Company's Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 60 days prior to the meeting as originally scheduled; provided, however, that in the event that less than 60 days notice or public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholders to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of meeting was mailed or such public disclosure was made.

                                  OTHER MATTERS

         Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      /S/ BRADY L. "TRIPP" RACKLEY III

                                      Brady L. "Tripp" Rackley III
                                      Chairman of the Board of Directors and
                                      Chief Executive Officer

[Front of Proxy Card]

                                  nFront, Inc.
                           520 Guthridge Court, N.W.
                                   Suite 100
                            Norcross, Georgia 30092

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Brady L. "Tripp" Rackley III and Robert L. Campbell, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of nFront, Inc. held of record by the undersigned on October 6, 1999, at the annual meeting of Shareholders to be held on November 10, 1999 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

         Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please date and sign on reverse)
(Continued on reverse side)

[Back of Proxy Card]

The shares represented by this proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the Proposal.

The Board of Directors Recommends a vote "FOR " the Proposal. I PLAN TO ATTEND MEETING [ ]

Proposal 1- Election of the following Nominees as Directors:


                                                             NOMINEES:  Brady L. "Tripp" Rackley III
FOR all Nominees                    WITHHELD                 Robert L. Campbell    Thomas E. Greene III
listed at right (except             for all Nominees         (Instruction:  To withhold authority to vote
as marked to the contrary)          listed at right          any individual nominee, strike a line
                                                             through the nominee's name as listed
                                                             above.)

         [ ]               [ ]

Proposal 2- Approval of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2000.

         For               Against          Abstain
         [ ]               [ ]              [ ]

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

----------------------------------------------
Date

----------------------------------------------
Signature

----------------------------------------------
Signature if held jointly

----------------------------------------------
Please mark, date and sign as your name appears above and return in the enclosed envelope.